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THE QUIGLEY CORPORATION
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On June 1, 2009, The Quigley Corporation issued the following press release.

THE QUIGLEY CORPORATION ANNOUNCES FINAL VOTING RESULTS FOR
2009 ANNUAL MEETING OF SHAREHOLDERS

Judge Orders Incumbent Board to Remain In Place Until Further Hearing

Final Outcome of Director Election Remains Uncertain

DOYLESTOWN, PA. – June 1, 2009 – The Quigley Corporation, (Nasdaq: QGLY), www.quigleyco.com, today announced that IVS Associates, Inc., the inspector of election for Quigley’s 2009 annual meeting of shareholders, issued its final report, showing that Karkus’ seven director nominees received a larger number of votes than Quigley’s incumbent directors.

The Company also announced that despite the final voting results issued today by IVS, the final outcome of the director election remains uncertain.  On May 19, 2009, one day before the Company’s 2009 Annual Meeting, the Company announced it had uncovered an undisclosed financial arrangement between Karkus and the Company’s Quigley Pharma, Inc. subsidiary COO, Dr. Richard A. Rosenbloom.  Karkus had previously stated in sworn testimony that at no time did he have any financial arrangement with any employee of The Quigley Corporation.  Since the Annual Meeting, the Company has learned that Dr. Rosenbloom may have also had undisclosed financial arrangements with one of Karkus’ director nominees and with John Ligums, an alleged member of the Karkus Group.

On May 29, 2009, upon a motion by the Company detailing these recent developments, the District Court Judge in the United States District Court for the Eastern District of Pennsylvania ordered the Company to operate under a standstill agreement with respect to the composition of the Company’s Board of Directors pending a Court hearing on the motion. The Company expects the motion will be heard by Friday, June 5, 2009.

About The Quigley Corporation
The Quigley Corporation (NASDAQ: QGLY, http://www.Quigleyco.com) is a diversified natural health medical science company.   Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE® family of lozenges, gums and sugar free tablets clinically proven to cut the common cold nearly in half.  COLD-EEZE customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies.   The Quigley Corporation has several wholly owned subsidiaries; Quigley Manufacturing Inc. consists of two FDA approved facilities to manufacture COLD- EEZE® lozenges as well as fulfill other contract manufacturing opportunities. Quigley Pharma Inc. (http://www.QuigleyPharma.com) conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs.

Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk, uncertainties and other factors that may cause the Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, government regulations, and worldwide competition.

CONTACT:

Gerard M. Gleeson The Quigley Corporation Vice President, CFO (215) 345-0919	Mark Harnett / Bob Marese MacKenzie Partners, Inc. (212) 929-5500 Quigley@mackenziepartners.com	Carl Hymans G. S. Schwartz & Co. 212-725-4500 carlh@schwartz.com